Execution Version

STOCKHOLDERS’ AGREEMENT

dated as of

March 10, 2017

among

ONCBIOMUNE PHARMACEUTICALS, INC.

and

THE STOCKHOLDERS PARTY HERETO

STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of March 10, 2017, among:

(i) OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”);

(ii) the individuals named as Management Stockholders on the signature pages hereto, and the individuals who are members of management and become a party to this Agreement after the date hereof pursuant to the terms hereof (collectively, as listed on Schedule A hereto, which may be amended by the Company to reflect changes in the Management Stockholders from time to time, each a “Management Stockholder” and collectively, the “Management Stockholders”);

(iii) Manuel Cosme Odabachian (“MCO”) and Carlos Fernando Alaman Volnie (“CAV”), each a resident of Mexico (each a “Vitel Stockholder” and collectively, the “Vitel Stockholders”); and

(iv) the individuals (if any) who become a party to this Agreement as Additional Stockholders after the date hereof pursuant to the terms hereof (collectively, as listed on Schedule A hereto, which may be amended by the Company to reflect changes in the Additional Stockholders from time to time, each an “Additional Stockholder” and collectively, the “Additional Stockholders”).

If any Management Stockholder shall hereafter Transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term “Management Stockholder” as applied to such Management Stockholder shall mean such Management Stockholder and his or her Permitted Transferees, taken individually and together, and any right, obligation or other action that may be exercised or taken at the election of such Management Stockholder may be exercised or taken at the election of such Management Stockholder and his or her Permitted Transferees.

If any Vitel Stockholder shall hereafter Transfer any of his Company Securities to any of his respective Permitted Transferees (as such terms are defined below), the term “Vitel Stockholder” shall mean such Vitel Stockholder and such Permitted Transferees, taken individually and together, and any right, obligation or action that may be exercised or taken at the election of such Vitel Stockholder may be exercised or taken at the election of such Vitel Stockholder and his Permitted Transferees.

If any Additional Stockholder shall hereafter Transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term “Additional Stockholder” as applied to such Additional Stockholder shall mean such Additional Stockholder and his or her Permitted Transferees, taken individually and together, and any right, obligation or other action that may be exercised or taken at the election of such Additional Stockholder may be exercised or taken at the election of such Additional Stockholder and his or her Permitted Transferees.

W I T N E S S E T H :

WHEREAS, the Company’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, and the Company currently had 61,158,013 shares of common stock, and 1,000,000 shares of Series A preferred stock, issued and outstanding as of February 20, 2017;

WHEREAS, the Company’s common stock is quoted on the OTCQB, operated by the OTC Markets Group;

WHEREAS, MCO and CAV are the sole and exclusive owners of 98 shares (the “Vitel Shares”), together representing 98% of the capital fixed capital stock of Vitel Laboratorios, S.A. de C.V., a Mexican variable stock corporation (“Vitel”);

WHEREAS, the Company, the Vitel Stockholders and Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, as Trustee (the “Trustee”), are contemporaneously herewith entering into (1) an Irrevocable Management Trust Agreement Number F/2868, dated March 10, 2017, in the form attached hereto as Exhibit A (the “Trust Agreement”), and (2) a Contribution Agreement to the Property of Trust F/2868, dated March 10, 2017, in the form attached hereto as Exhibit B (the “Contribution Agreement” and together with the Trust Agreement, the “Related Agreements”), for the purpose of establishing a vehicle for a business venture between MCO and CAV and OBMP; and

WHEREAS, it is the intention of the parties hereto to enter into this Agreement to govern certain of their rights, duties and obligations upon and after the consummation of the transactions contemplated by the Related Agreements;

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders, the total number of the relevant class of Company Securities owned (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation, calculated on a Fully-Diluted basis.

“Board” means the board of directors of the Company.

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the amended and restated bylaws of the Company, as the same may be amended from time to time.

“Charter” means the Amended and Restated Articles of Incorporation of the Company, as the same may be amended from time to time.

“Closing” means the execution of this Agreement by the parties hereto, on the date hereof.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any stock into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Company Securities” means (i) the Common Stock, (ii) any preferred stock, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock or any other common stock issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” with respect to the Company Securities as of any date of determination, means:

(i) the average of the opening and closing price per share of Common Stock as of the date prior to the date hereof;

(ii) if the Company Securities are listed or admitted to trading on a national securities exchange in the United States or reported through The Nasdaq Stock Market (“Nasdaq”) then the closing sale price on such exchange or Nasdaq on such date or, if no trading occurred or quotations were available on such date, then the closest preceding date on which such Company Securities were traded or quoted; or

(iii) if not so listed or reported but a regular, active public market for the Company Securities exists (as determined in the sole discretion of the Board, whose discretion shall be conclusive and binding), then the average of the closing bid and ask quotations per Company Security in the over-the-counter market for such Company Securities in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than fifteen percent (15%) shall not be deemed to be a “regular, active public market.”

If the Board determines that a regular, active public market does not exist for the Company Securities, the Board shall determine the Fair Market Value of the Company Securities in its good faith judgment.

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“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such class of Company Securities or securities convertible into or exchangeable for such class of Company Securities; provided that if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such class of Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“Group of Stockholders” means a “group” of Stockholders, as such term would be interpreted under Section 13(d) of the Exchange Act.

“Indemnified Person” means indistinctively a Company Indemnified Person or a Vitel Stockholder Indemnified Person, as applicable.

“Indemnifying Party” means the person granting the indemnities referred to in Article 6 hereof, which shall be either the Vitel Stockholders or the Company, as applicable.

“Initial Ownership” means, with respect to any Stockholder or group of Stockholders, the Aggregate Ownership by such Stockholder or group of Stockholders as of the date hereof (or, in the case of any Additional Stockholder who becomes a party to this Agreement after the date hereof, as of the date of joinder to or entry of such Additional Stockholder into this Agreement), in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

“Liquidation Event” means any of the following events:

(i) The sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiaries;

(ii) A transaction or series of related transactions in which any Person or a group of Persons (as defined in Rule 13d-5(b) of the Exchange Act) acquires from stockholders of the Company beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of Company Securities representing more than fifty percent (50%) of the outstanding voting power of the Company; or

(iii) A merger, consolidation or reorganization of the Company or a Subsidiary of the Company with or into any other corporation, other than (A) any such transaction following which the Company’s stockholders immediately prior to such transaction own immediately following such transaction, solely in respect of the Company Securities held by them prior to such transaction, directly or indirectly through a parent corporation, greater than fifty percent (50%) of the voting power of the equity securities of the surviving corporation, including any consolidation with a wholly-owned Subsidiary and (B) a merger effected solely for the purpose of changing the domicile of the Company.

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“Permitted Transfer” means a Transfer to a Permitted Transferee, pursuant to Article 4 of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means the Company 2011 Stock Option Plan.

“Pro Rata Share” means, for each Stockholder, the fraction that results from dividing (A) such Stockholder’s Aggregate Ownership of Company Securities by (B) the total number of shares of Company Securities then outstanding and owned by all Stockholders (immediately before giving effect to such issuance), calculated on a Fully-Diluted Basis.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.0001 per share, and any stock in to which such Series B Preferred Stock may thereafter be converted, changed, reclassified or exchanged.

“Stockholder” means each Person (other than the Company) who, at any relevant determination date, shall be a party to or bound by this Agreement (as may be amended from time to time) so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party” means a prospective purchaser of Company Securities in a bona fide arm’s-length transaction from a Stockholder, other than a Permitted Transferee or other Affiliate of such Stockholder.

“Transactions” means the obligations of the Company to consummate the transactions contemplated by the Related Agreements

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

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(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
AAA	5.07
Additional Stockholder(s)	Preamble (iv)
Agreement	Preamble
CAV	Preamble (iii)
Company	Preamble (i)
Contribution Agreement	4th Recital
Independent Designees	3.01(a)
Major Decision	3.04
Management Designee	3.01(a)
Management Stockholder(s)	Preamble (ii)
MCO	Preamble (iii)
Minimum Price Notice of Exercise Notice of Offer OBM Shares	4.01(c)(i) 4.01(c)(ii) 4.01(c)(i) 2.01
Offered Company Securities Permitted Transfer Permitted Transferees Related Agreements Replacement Nominee	4.01(c)(i) 4.01(b)(i) 4.01(b)(i) 4th Recital 3.03(a)
Right of First Refusal ROFR Deposit ROFR Exercise Period	4.01(c) 4.01(c)(iii) 4.01(c)(ii)
Third Party Purchaser Third Party Sale Agreement	4.01(c)(i) 4.01(c)(vi)
Trust Agreement	4th Recital
Trustee	4th Recital
Vitel	3rd Recital
Vitel Designee	3.01(a)
Vitel Shares	3rd Recital
Vitel Stockholder(s)	Preamble

(c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

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Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule, Annex or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Article 2

TERMS OF THE TRANSACTIONS

SECTION 2.01. Establishment of Trust; Trust Contribution. MCO, CAV and the Company shall establish the Trust. MCO and CAV shall each contribute, assign and transfer to the Company ownership of, and title over, one Vitel Share and MCO and CAV shall contribute, assign and transfer to the Trustee ownership of, and title over, the remaining Vitel Shares for the benefit of the Company pursuant to the terms and conditions of the Related Agreements. The Company shall contribute, assign and transfer to the Trustee ownership of, and title over, 61,158,013 newly-issued shares of Common Stock and 5,000,000 newly-issued shares of Series B Preferred Stock with 100 votes per share (collectively, the “OBM Shares”), for the benefit of MCO and CAV pursuant to the terms and conditions of the Related Agreements. Each of MCO and CAV understands and agrees that the OBM Shares held by the Trust have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder and are subject to the restrictions on transfer contained in Article 4 of this Agreement.

SECTION 2.02. Property Rights. The property rights resulting from the Vitel Shares contributed to the Trust will be exercised by the Trustee exclusively for the benefit, and in terms of the written instructions it receives from, the Company as described in Clause 3.1(a) of the Trust Agreement while the property rights resulting from the OBM Shares contributed to the Trust will be exercised by the Trustee exclusively for the benefit, and in terms of the written instructions it receives from, MCO and CAV as described in Clause 3.1(b) of the Trust Agreement.

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SECTION 2.03. Corporate Rights. The corporate rights resulting from the Vitel Shares contributed to the Trust will be exercised by the Trustee pursuant to the written instructions it receives from the Company. For such purposes, and pursuant to the bylaws of Vitel, the Company shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as the majority Vitel shareholder, including, but not limited to, calling shareholder meetings, voting the Vitel Shares pursuant to the instructions given by the Company, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the Vitel Distributions (as such term is defined in the Trust Agreement) and, in general, resolve any and all matters associated with Vitel, and exercising any other right it may be entitled to in its capacity as the majority Vitel shareholder, pursuant to the provisions of the Trust Agreement, the Vitel bylaws and applicable law. The corporate rights resulting from the OBM Shares contributed to the Trust will be exercised by the Trustee pursuant to the written instructions it receives from MCO and CAV. For such purposes and pursuant to the bylaws of the Company and this Agreement, MCO and CAV shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as a Vitel Stockholder, including, but not limited to, calling shareholder meetings, voting the OBM Shares pursuant to the instructions given by MCO and CAV, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the OBM Distributions (as such term is defined in the Trust Agreement) and, in general, resolve any and all matters associated with OBM, and exercising any other right it may be entitled to in its capacity as a Vitel Stockholder pursuant to the provisions of the Trust Agreement, this Agreement, the Bylaws and Nevada corporate law.

Article 3

CORPORATE GOVERNANCE

SECTION 3.01. Composition of the Board

(a) The Board of the Company currently consists of five (5) directors. Following the Closing, the Stockholders shall take such actions as may be required so that the Board of the Company shall consist of four (4) directors, including at least one (1) designated by the Vitel Stockholders, one (1) designated by the Management Stockholders, and two (2) independent directors shall be designated jointly by the Management Stockholders and the Vitel Stockholders, in the understanding that the Management Stockholders or the Management Designee and the Vitel Stockholders or the Vitel Designee shall jointly appoint, as soon as practicable, an independent fifth member of the Board of the Company. MCO shall be the initial designee of the Vitel Stockholders to the Board (the “Vitel Designee”), Jonathan F. Head, Ph.D. shall be the initial designee of the Management Stockholders (the “Management Designee”), and Charles L. Rice, Jr. and Daniel S. Hoverman shall be the initial independent designees jointly appointed by the Management Stockholders and the Vitel Stockholders (hereinafter all Board members which are not the Vitel Designee or the Management Designee, the “Independent Designees”).

(b) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that (1) the composition of the Board is as set forth in this Section 3.01 and (2) the slate of directors proposed by the Board for election by the stockholders of the Company is elected.

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(c) The Company agrees to cause each individual designated pursuant to Section 3.01(a) or 3.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in this Section 3.01.

SECTION 3.02. Removal. Each Stockholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Company Securities in favor of the removal of any director who shall have been designated by the Vitel Stockholders pursuant to Section 3.01, unless the Vitel Stockholders shall have consented to such removal in writing; provided that if the Vitel Stockholders shall request in writing the removal of such director, such Stockholder shall vote all its Company Securities that are entitled to vote in favor of such removal.

SECTION 3.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board of any director who shall have been designed by the Vitel Stockholders pursuant to Section 3.01:

(a) The Vitel Stockholders may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board; and

(b) each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

SECTION 3.04. Board Resolutions. The Board of Directors shall adopt any and all resolutions with a vote from a majority of its members, provided that for any of the matters included in Exhibit D hereto (each a “Major Decision”) either the Vitel Designee or the Management Designee shall vote in favor of adopting the corresponding resolution. In the event of a deadlock amongst the members of the board of directors of Vitel, the Board of Directors shall cast the deciding vote to resolve the deadlock amongst the board members of Vitel with a vote from a majority of its members, subject to the provision set forth above in connection with Major Decisions regarding Subsidiaries of the Company.

SECTION 3.05. Charter or Bylaw Provisions. Each Stockholder agrees to vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company’s Charter and Bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement. In addition, on the date hereof, Vitel Stockholders and Management Stockholders shall sign, or direct the Trustee to sign, the written consents necessary to amend the Company’s Charter and Bylaws, substantially in the form of the documents attached hereto as Exhibit E.

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SECTION 3.06. Reimbursement of Expenses. Directors will not be entitled to compensation for service on the Board but the Company will pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with traveling to and from and attending meetings of the Board and while conducting business at the request of the Company.

SECTION 3.07. Corporate Opportunities. The parties also acknowledge that the Vitel Stockholders and their Affiliates have or may have interests in the same, related or competitive business areas as those engaged in by the Company and its Subsidiaries. For the avoidance of doubt, the Vitel Stockholders and their Affiliates shall be free to pursue only those opportunities permitted by Clause 5.2 of the Contribution Agreement without offering those opportunities to the Company.

SECTION 3.08. Protective Covenants. At and after such time that the Vitel Designee shall have been elected to the Board pursuant to Section 3.01, the Company shall not (a) amend, alter or repeal any provision of the Charter or Bylaws of the Company relating to the Board as contemplated in this Article 3, and (b) alter the size or composition of the Board other than in accordance with Sections 3.01 and 3.03 of this Agreement, without the prior written approval of the Vitel Designee (including any Replacement Nominees).

Article 4

RESTRICTIONS ON TRANSFER

SECTION 4.01. General Restrictions on Transfer.

(a) Each Stockholder understands and agrees that the Company Securities held by it on the date hereof have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement and Clause IV of the Trust Agreement. Moreover, the restrictions on transfer included in Sections 4.01(c), (d) and (e) hereof are subject to the Company deregistering all its Company Securities with the Securities and Exchange Commission of the United States of America before such restrictions shall apply.

(b) Permitted Transfers.

(i) Notwithstanding anything to the contrary in this Agreement, the Stockholders that are a party hereto may at any time, without being subject to Clause 4.01, Transfer their respective Company Securities (whether being held directly or indirectly through the trustee of the Trust Agreement) (x) to any of their Affiliates, their spouse, children, grandchildren, parents, sisters, brothers, nieces, nephews or any other relative within the second degree of kindred or a trust or other entity under a Stockholder’s control (the “Permitted Transferees”), or (y) with the prior consent of the other Stockholders which are also a party hereto, or (z) as otherwise permitted under this Agreement (each, a “Permitted Transfer”), in the understanding that (1) each Management Stockholder will be considered a Permitted Transferee with respect to each other and each Vitel Stockholder will be considered a Permitted Transferee with respect to each other, (2) transfers by the Stockholders that are a party hereto resulting from their death shall be considered a Permitted Transfer, and (3) any Stockholder that is a party hereto may act individually in regards to this Clause.

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(ii) If a Permitted Transferee ceases to be an Affiliate of the Stockholder that is a party hereto who Transferred Company Securities to such Permitted Transferee, such Transfer shall be null and void pursuant to Section 4.01(d) hereof. The agreement or other instrument pursuant to which a party hereto carries out a Permitted Transfer must specifically contain a provision expressly contemplating the reversion of Company Securities or unwinding of the Permitted Transfer should the transferee cease to be a Permitted Transferee at any time after the corresponding Transfer. If according to the applicable law such reversion is not permitted or the transferor does not accept such reversion, then the non-transferring parties hereto shall be entitled to, provided that the transferor is bound to take any action that may be required from its part: (x) acquire directly or through an Affiliate, the totality of the Company Securities of the Permitted Transferee that ceased to be an Affiliate, (y) to instruct the Company to carry out a capital reduction in order to redeem the Company Securities of the Permitted Transferee that ceased to be an Affiliate, and to cause the corresponding Affiliate to approve and participate in such reduction, or (z) a combination of the rights set forth in (x) and (y) of this subsection (ii). In the event that more than one non-transferring party hereto exercises its right to acquire the Company Securities of the Permitted Transferee that ceased to be an Affiliate, the parties hereto who have exercised such right to purchase the Company Securities of the Permitted Transferee that ceased to be an Affiliate shall be entitled and obligated to purchase the entirety of such Company Securities in proportion to their holdings of Company Securities vis a vis the other parties hereto who have also exercised such right to purchase such Company Securities. The agreement or other instrument pursuant to which a party hereto carries out a Permitted Transfer must specifically contain a provision expressly granting such rights to the non-transferring parties hereto.

(iii) Each transferring Stockholder that is a party hereto shall previously notify in writing the non-transferring Stockholders that are also a party hereto of any Permitted Transfer.

(iv) Notwithstanding anything to the contrary in this clause, Vitel Stockholders may only carry out Permitted Transfers after 3 (three) years from the execution of this Agreement and any Permitted Transfer by Vitel Stockholders shall be made only to Mexican Affiliates.

(v) Any attempted Transfer in violation of the terms of this Section shall be null and void.

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(c) Right of First Refusal. Subject to the provisions in this Article 4 (particularly the last sentence of Section 4.01(a)), in the event a Stockholder that is a party hereto wishes to Transfer its Company Securities (other than a transfer which is part of an acquisition or strategic transaction approved by the directors of OBM as a Major Decision), the other non-transferring Stockholders that are also a party hereto shall have the irrevocable right of first refusal (“Right of First Refusal”), pursuant to the following terms and conditions:

(i) Notice of Offer. In the event a Stockholder that is a party hereto, directly or indirectly, at any time, wishes or has the intention to Transfer any of its Company Securities to a third party other than an Affiliate (and other than a transfer which is part of an acquisition or strategic transaction approved by the directors of OBM as a Major Decision), such transferor must deliver written notice of such intention to the other Stockholders that are a party hereto, with a copy to the Company (the “Notice of Offer”), indicating (1) the amount of Company Securities owned by the transferor that are subject to such Transfer (the “Offered Company Securities”), (2) the purchase price (the “Minimum Price”) for such Offered Company Securities, (3) all other material terms and conditions of the proposed Transfer, including payment terms and the identity of the potential third party purchaser (the “Third Party Purchaser”) with sufficient detail and (4) the terms and conditions contained in the Notice of Offer shall be maintained for a transfer to any other Stockholder that is also a party hereto, in the event of a Notice of Exercise (as described below).

(ii) ROFR Exercise Period. The non-transferring Stockholder, within thirty (30) calendar days after the receipt of the Notice of Offer (the “ROFR Exercise Period”), may choose to either (i) purchase the Offered Company Securities, or (ii) not respond to the Notice of Offer. In the event a non-transferring Stockholder wishes to purchase the Offered Company Securities, it must exercise its Right of First Refusal by written notice (“Notice of Exercise”) given to the transferring Stockholder of its intent to purchase all, and not less than all, of the Offered Company Securities on the terms contained in the Notice of Offer, at the proposed Minimum Price. In the event that more than one Stockholder exercises its right to acquire the Offered Company Securities, the Stockholders who have exercised such right to purchase the Offered Company Securities shall be entitled and obligated to purchase the entirety of such Offered Company Securities in proportion to their holdings of Company Securities vis a vis the other Stockholder who may have also exercised such right to purchase the Offered Company Securities.

(iii) Transfer and ROFR Deposit. The Notice of Exercise shall be accompanied by a non-reimbursable deposit of no less than twenty percent (20%) of the Minimum Price set forth in the Notice of Offer (the “ROFR Deposit”).

(iv) The Transfer of the Offered Company Securities shall be made in favor of the non-transferring Stockholder(s) who delivered a Notice of Exercise, on the same basis set forth in the Notice of Offer, within sixty (60) calendar days after the receipt of the Notice of Exercise. The remaining portion of the Minimum Price must be paid by the non-transferring Stockholder(s) in immediately available funds at closing of the Transfer.

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(v) If upon delivery of the Notice of Exercise the ROFR Deposit is not made, the Notice of Exercise shall be considered as not delivered and the transferring Stockholder shall have the right to Transfer the Offered Company Securities to the Third Party Purchaser under the same material terms, including price, outlined to the non-transferring Stockholders in the Notice of Offer. Notwithstanding the foregoing, the transferring Stockholder has the right to impose a penalty, in the amount of the respective ROFR Deposit, on the non-transferring Stockholder(s) if the non-transferring Stockholder(s) made the ROFR Deposit but later fail(s) to consummate the purchase of the Offered Company Securities pursuant to the terms of this Agreement for reasons attributed to the non-transferring Stockholder(s). In this event, the non-transferring Stockholder(s) shall forfeit the applicable ROFR Deposit.

For purposes of the Transfer of Company Securities between Stockholders pursuant to the terms hereof, the only required representations and warranties shall be those related to ownership of the Company Securities and nonexistence of liens and encumbrances thereupon.

(vi) Termination of ROFR Exercise Period. If upon termination of the ROFR Exercise Period, a non-transferring Stockholder(s): (i) fail(s) to timely deliver a Notice of Exercise regarding all of the Offered Company Securities in accordance with Section 4.01(c)(ii), or (ii) having delivered the Notice of Exercise, does not purchase the Offered Company Securities pursuant to the terms set forth above, the transferring Stockholder shall be entitled to enter into a stock purchase agreement (the “Third Party Sale Agreement”) with the Third Party Purchaser pursuant to which the transferring Stockholder agrees to sell the Offered Company Securities to such Third Party Purchaser under the same terms as those described in the Notice of Offer.

The closing of the Transfer of all of the Offered Company Securities under this Article IV will occur no later than ninety (90) calendar days after the day the non-transferring Stockholder received the Notice of Offer. If the Transfer is not made within said ninety (90) calendar day term, the Transfer process set forth herein must once again be initiated. In the event the Transfer of the Offered Company Securities requires any additional third party or governmental authority authorization, said ninety (90) calendar day term shall be extended as required by said third party or governmental authority to accept or reject the sale.

(vii) Adhesion. In the event the Third Party Purchaser acquires all the Offered Company Securities owned by a Stockholder, in order for said Transfer to be effective, simultaneously to the date on which the Transfer shall become effective, the Third Party Purchaser (a) shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit C attached hereto; and (b) the Transfer shall be in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement. Third Party Purchaser shall also provide the Company any such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

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(vi) Any attempted Transfer in violation of the terms of this Agreement shall be null and void.

(d) Right of Co-Sale (Tag Along). Subject to the provisions of the last sentence of Section 4.01(a), in the event that any Stockholder or group of Stockholders intend to accept an offer (either solicited or unsolicited) from any third party to acquire or otherwise Transfer Company Securities, representing at least 20% (twenty per cent) of the outstanding Company Securities, on a Fully Diluted basis, the selling Stockholder shall give an offer notice in writing to the Stockholders of the Company, with a copy to the Company, containing the terms and conditions of such offer received from the interested third party. Each Stockholder shall have the right to participate in such offer by selling the pro rata proportion of its Company Securities pursuant to such offer to acquire or otherwise Transfer Company Securities.

(e) Drag Along. In the event a Stockholder or group of Stockholders representing at least 32% (thirty two per cent) of the outstanding Company Securities, on a Fully Diluted basis, intends to accept an offer from any third party to acquire or otherwise Transfer Company Securities, representing at least 50% (fifty per cent) of the outstanding Company Securities, on a Fully Diluted basis, and the transaction is approved by the Company’s board of directors as a Major Decision, then each Stockholder shall be obligated to sell its Company Securities pursuant to the offer to purchase. In case the drag along provision included herein is enforced, all the Stockholders participating in such sale shall receive the same terms and conditions of sale based on their respective holdings of Company Securities and shall otherwise be treated equally based on such ownership interest.

(f) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

SECTION 4.02. Legends.

(a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Stockholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF March 10, 2017, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM ONCBIOMUNE PHARMACEUTICALS, INC. OR ANY SUCCESSOR THERETO.”

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(b) If any Company Securities (i) are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act, the Company may request that the holder provide an opinion of legal counsel reasonably acceptable to the Company stating that such Company Securities are freely transferable under the Securities Act, and if it requests and receives such opinion, the Company shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 4.03(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement and Clause IV of the Trust Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 4.03(a) endorsed thereon.

SECTION 4.03. Permitted Transferees. The provisions of this Article 4 shall apply with respect to Permitted Transfers by any Stockholders that are a party hereto, provided that (a) subject to the provisions of Section 5.04(c) hereof, any Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit C attached hereto; and (b) the Transfer is in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement. Such Stockholder must give written prior notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

SECTION 4.04. Restrictions on Transfers by Additional Stockholders. The right of the Additional Stockholders to Transfer any of their Company Securities shall be limited solely by applicable Federal and state securities laws.

SECTION 4.05. Liquidation Event. Upon the occurrence of a Liquidation Event, the Vitel Stockholders shall give written instructions to the Trustee to perform the Transfer each such Vitel Stockholder’s Pro Rata Share of the OBM Shares that form part of the Trust Property to be sold as part of the Liquidation Event. The Vitel Stockholders shall be responsible for the tax consequences to each of them of their participation in any such Liquidation Event.

Article 5

MISCELLANEOUS

SECTION 5.01. Conflicting Agreements. Each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

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SECTION 5.02. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than this Article 5).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise. Any Person acquiring Company Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit C hereto and shall thenceforth be a “Stockholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 5.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by email,

If to the Company, to:

OncBioMune Pharmaceuticals, Inc.

11441 Industriplex Blvd., Suite 190

Baton Rouge, LA 70809

Attention: Andrew Albert Kucharchuk

Email: akucha1.OBMP@gmail.com

With a copy (which shall not constitute notice) to:

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Attention: Lazarus Rothstein, Esq.

Email: lrothstein@legalandcompiance.com

If to the Vitel Stockholders:

Manuel Cosme Odabachian

Secretaria de Marina 700 Torre Bambu Depto 2301

Lomas del Chamizal

De. Cuajimalpa

CP. 05120 Mexico

Email: mcosme@vitelpharma.com

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Carlos Fernando Alaman Volnie

Tabachines 72

Bosques de Las Lomas

Del. Cuajimalpa

CP. 05120 Mexico

Email: calaman@vitelpharma.com

if to any other Stockholder, to such Stockholder at the address listed on Schedule A hereto,

or, in each case, at such other address or email as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by email transmission shall be deemed received upon confirmation of receipt by the receiving party.

Any Person that hereafter becomes a Stockholder shall provide its address and email to the Company, which shall promptly provide such information to each other Stockholder.

SECTION 5.04. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and the Vitel Stockholders and if any such amendment or modification will disproportionately and materially and adversely affect the other Stockholders differently than the Vitel Stockholders, the other Stockholders holding at least 51% of the outstanding Common Shares held by the other Stockholders at the time of such proposed amendment or modification will be required.

(b) This Agreement shall terminate the earlier of the following: (i) three (3) years as of the Closing; (ii) in connection with any Person that is a party hereto, whenever such Person directly or indirectly owns less than 5% (five per cent) of the Fully Diluted Company Securities; or (iii) upon the consummation of a Liquidation Event.

in connection with the consummation of a Liquidation Event.

(c) Notwithstanding the foregoing, any Person acquiring 5% (five per cent) or more of the Fully Diluted Company Securities may become a party to this Agreement as a “Management Stockholder,” “Additional Stockholder” and “Stockholder” upon execution and delivery to the Company of the form of Subscription and Joinder Agreement attached hereto as Exhibit C by such Person and the Company, at which time Schedule A shall be amended to reflect the addition of such Stockholder.

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SECTION 5.05. Fees and Expenses. Each party shall pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement and the Related Agreements.

SECTION 5.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the conflicts of laws rules of such state.

SECTION 5.07. Arbitration. Any and all claims or controversies arising from or relating to, this Agreement, its interpretation, or its alleged breach or enforcement, shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) according to the Commercial Arbitration Rules of the AAA then in effect (the “AAA Rules”). The arbitration shall occur in New York, New York and the parties waive any objection to this choice of alternative dispute resolution, procedures or venue. The parties shall each appoint a single arbitrator and such arbitrators shall agree upon a third arbitrator or, if no agreement can be reached within fourteen (14) days after the AAA provides the list of names from its National Roster, the AAA shall appoint the third arbitrator according to the AAA Rules then in effect. Any arbitration hereunder shall be conducted in English and shall be completed within one hundred and eighty (180) days after appointment of the third arbitrator. The arbitrators shall be authorized to award reasonable attorneys’ fees and costs to the prevailing party in the arbitration, and to include such sum in the final arbitration award. The arbitrators may not award punitive, consequential or special damages. The arbitration award may be confirmed as a judgment in any court having jurisdiction of the subject matter and parties.

SECTION 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

SECTION 5.09. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.03 shall be deemed effective service of process on such party. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

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SECTION 5.10. Entire Agreement. This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 5.11. Spouses. This Agreement must be executed by the spouse of each Stockholder who is a resident of a community property state (which, at the date hereof, are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin), or if married in a jurisdiction outside of the United States of America, to the extent that such marriage is under a community property regime and spousal consent to execute this Agreement would be necessary or convenient. By executing this Agreement, such spouse acknowledges that she or he has read this Agreement and knows its contents and agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholders. Each such spouse further agrees that should she or he predecease the Stockholder to whom she or he is married or should she or he become divorced from such Stockholder, any of the Company Securities which such spouse may own or in which she or he may have any interest shall remain subject to all of the restrictions and to all of the rights of the Stockholders contained in this Agreement.

SECTION 5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:	/s/ Andrew Albert Kucharchuk
Name:	Andrew Albert Kucharchuk
Title:	President and CFO

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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MANAGEMENT STOCKHOLDERS

/s/ Jonathan F. Head, Ph.D.
Jonathan F. Head, Ph.D.

/s/ Andrew Albert Kucharchuk
Andrew Albert Kucharchuk

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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VITEL STOCKHOLDERS

/s/ Manuel Cosme Odabachian
Manuel Cosme Odabachian

/s/ Carlos Fernando Alaman
Carlos Fernando Alaman

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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Spouse’s Agreement

The undersigned, being the spouse of _______________, agrees to be bound by the provisions of this Agreement, to the extent applicable to the undersigned.

Printed Name:

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SCHEDULE A

STOCKHOLDERS

Stockholder	Common Stock[1]	Preferred Stock
Jonathan F. Head, Ph.D.	16,926,078	500,000
11441 Industriplex Blvd., Suite 190 Baton Rouge, LA 70809 email: jhead@oncbiomune.com

Andrew A. Kucharchuk	5,000,000	0
11441 Industriplex Blvd., Suite 190 Baton Rouge, LA 70809 email: akucha1.obmp@gmail.com

1 Does not include options to purchase 2,000,000 shares of common stock issued to each of Messrs. Head and Kucharchuk on the date of this Agreement.

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EXHIBIT C

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of March 10, 2017 (the “Stockholders’ Agreement”) among OncBioMune Pharmaceuticals, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and [“Management Stockholder”/”Vitel Stockholder”/”Additional Stockholder”] under the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Securities (to the extent permitted by the Stockholders’ Agreement) as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: , 20[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [   ] day of [       ], 20[   ]:

ONCBIOMUNE PHARMACEUTICALS, INC.

By:
Name:
Title:

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Spouse’s Joinder Agreement

The undersigned, being the spouse of ___________________, agrees to be bound by the provisions of this Joinder Agreement, to the extent applicable to the undersigned.

Printed Name:

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EXHIBIT D

MAJOR DECISIONS

(a)	Any authorization, increase, sale or issuance of any additional Company Securities, or options, warrants, securities convertible into or exercisable or exchangeable for ownership interests in the Company or similar rights to acquire any interest of any kind in the Company, including but not limited to the approvals in connection with Sections 4.01(c), 4.01(c)(i) and 4.01(e) of the Stockholders’ Agreement which this Exhibit forms part of;

(b)	Making, cancelling or modifying any payment of dividends or other distributions of the Company;

(c)	Redemption or repurchase of any of the Company Securities;

(d)	Any acquisition of substantially all of the assets or stock of another Person or the merger, consolidation, sale of all or substantially all of the assets of the Company or other business combination of the Company; including entering into any merger, spin-off, consolidation or other business combination or any other change of control transaction;

(e)	Entering into debt obligations other than those contemplated in a current approved business plan and budget;

(f)	Any amendment to the Bylaws of the Company that impacts the parties to this Shareholders’ Agreement;

(g)	Approval of the Company’s (consolidated with the Company Subsidiaries, in case of existence) annual budget, its business plans, as well as any material revision of such budget and/or business plans, and/or any material investment not contemplated in a then current budget or business plan. For purposes of this clause, the word “material” shall mean a revision or investment having an expected impact of 10% (ten percent) or more on the line item contained in the annual budget or business plan.

(h)	Any authorization or approval of compensation packages paid to the Directors or the first level management of the Company or paid to employees of the Company whose annual compensation would exceed $100,000 (one hundred thousand Dollars 00/100). First level management compensation shall be approved by the Board of Directors. First level management in the Company shall include the CEO and all of his/hers direct reports;

(i)	Any appointment, renewal and removal of first level management officers;

(j)	Selection, approval, ratification or change of the external auditors of the Company;

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(k)	Any change in the size or composition of the Board of Directors; including the appointment, ratification or change in the President and/or the independent member(s) of the Board of Directors not otherwise contemplated by the Stockholders’ Agreement;

(l)	Any appointment, renewal, removal or change in the size or composition of any committees within the Board of Directors as well as its members; including any change in the delegated powers of any committees of the Board of Directors;

(m)	Any sale or disposition of any direct or indirect equity interest of the Company in any Subsidiary, as well as any sale or disposition of assets or property by the Company (other than sales of inventory in the ordinary course of business) in excess of $100,000 (one hundred thousand Dollars 00/100) in any fiscal year;

(n)	Any changes in the commercial activity of the Company, or material alteration to the nature of the Company’s business or material expansion of the Company’s business, or corporate purpose of the Company; including material deviations in business strategy from what is contemplated in the currently approved Company business plan;

(o)	Except for transactions pursuant to contracts or agreements in existence as of the date hereof, any related party transaction, which includes transactions between the Company on the one side, and Stockholders or their Affiliates on the other;

(p)	Any contract, agreement or transaction to which the Company is a party by means of which the Company acquires rights or obligations for a term longer than one (1) year or whose value exceeds the amount of $100,000 (one hundred thousand Dollars 00/100), as well as any amendment, termination, cancellation or rescission thereof; provided that the Board by resolution may establish contract values that will not require prior Board approval;

(q)	Any action that effects or agrees to change or modify the accounting methods of the Company;

(r)	Approving the purchase and/or sale and/or the creation of any mortgage, lien or other form of encumbrance of any significantly material assets of the Company;

(s)	Any change to the Company’s capital structure that alters or modifies the rights, preferences or privileges of Company Securities, including the reclassification or recapitalization of the outstanding capital stock of the Company;

(t)	Any making, or receiving or repayment of Stockholder loans;

(u)	Any grant of any license to another Person of any of the Company’s trademarks, know-how or other intellectual property; and

(v)	Any authorization of an officer or Director of the Company to vote any shares of another Person held by the Company.

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EXHIBIT E

WRITTEN CONSENTS OF THE BOARD OF DIRECTORS OF THE COMPANY

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